Exhibit 32

CERTIFICATIONS PURSUANT TO

18 U.S.C.

SECTION 1350

In connection

with the Quarterly Report

of ConocoPhillips (the

Company)

on Form 10-Q for the period ended
September

30, 2020, as filed with the

U.S. Securities and

Exchange

Commission

on the date

hereof

(the
Report), each

of the undersigned hereby

certifies, pursuant

to 18 U.S.C.

Section 1350,

as adopted

pursuant to
Section 906

of the Sarbanes

-Oxley Act of 2002, that

to their knowledge:

(1)

The Report

fully complies

with the

requirements

of Sections 13(a)

or 15(d) of

the Securities
Exchange

Act of 1934;

and

(2)

The information

contained

in the Report fairly presents, in all material

respects, the financial
condition

and

results of operations

of the Company.

November

3, 2020

/s/ Ryan

M. Lance
Ryan

M. Lance
Chairman

and
Chief Executive

Officer

/s/ William

L. Bullock

,

Jr.
William L. Bullock

,

Jr.
Executive

Vice President

and
Chief Financial

Officer